UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on March 3, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•     liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•     failing to maintain and protect our brand, independence, and reputation;

•     failing to differentiate our products and continuously create innovative, proprietary research tools;

•     failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•     liability related to our storage of personal information related to individuals as well as portfolio and account-level information;

•     compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•     downturns in the financial sector, global financial markets, and global economy, including the effect of market volatility on revenue from asset-based fees;

•     the effect of changes in industry-wide issuance volume for commercial mortgage-backed securities;

•     a prolonged outage of our database, technology-based products and services, or network facilities;

•     challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and

•     trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles.

Investor Questions and Answers: February 3, 2017

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through February 1, 2017. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Dividend and Capital Allocation

1.             Last month you announced a 4% dividend increase for 2017. While this marks your 7th consecutive annual dividend increase, the pace of this year’s increase represents a significant deceleration relative to last year’s 16% increase. Can you comment on whether this decision is reflective of the earnings and cash flow you generated in 2016 or the earnings and cash flow you expect to generate in 2017? Additionally, any perspective you can offer on how the long-term profit growth potential that you’ve outlined for your primary business units factors into this decision would be helpful as well.

We generally review our dividend policies at least once a year with our board of directors, which is responsible for capital allocation in its role of representing shareholders’ interests. For dividends, rather than targeting a specific payout ratio, we consider factors such as our available cash balance and other potential uses of capital, such as reinvestment in the business, stock repurchases, debt repayment, and mergers and acquisitions.

The lower rate of increase for 2017 reflects a couple of different factors. For one, we feel comfortable with our payout ratio after stepping up the dividend by larger amounts since we first started paying a dividend in 2011. Second, in assessing our payout ratio for 2017, we took into account our acquisition of PitchBook Data, Inc. (PitchBook) in December 2016. In addition to PitchBook’s operating expense as a stand-alone business, we expect to incur other expenses related to the acquisition, including additional compensation costs related to management incentive plans and amortization expense for intangible assets. Finally, we increased the debt on our balance sheet (to approximately $250 million as of December 31, 2016) to fund the PitchBook acquisition. While our available cash flows should be more than sufficient to cover these debt obligations, we decided to increase the dividend by a smaller amount to give us more financial flexibility to pay off debt and make other investments during 2017.

As we outlined in last month’s Q&A, we remain very optimistic about our long-term growth prospects and see many opportunities ahead of us in both decision support and outsourced investment management, as well as our core data and research capabilities.

Growth in Passive Investment Management

2.             I’ve noticed that most large, actively managed mutual fund managers’ websites will include the Morningstar rating, style box, and other Morningstar information. This is a contrast to ETF/passive managers’ websites who do not include any Morningstar information. For those managers who offer both active and passive strategies, the active strategies often include Morningstar data whereas the passive strategies will not (e.g. JP Morgan, BlackRock, etc.). Do passive fund investors value Morningstar research as much as active fund investors? How does Morningstar Data stay relevant in an increasingly passive investing focused world?

The secular shift toward passively managed and low-cost investment vehicles has some important implications for Morningstar. As you mentioned, many of our proprietary metrics are more commonly used by active managers. However, we’re actively working to adapt our business to an increasingly passive investment landscape.

Some of the things we’re doing include:

•                 Expanding research and data on exchange-traded funds (ETFs);

•                 Enhancing data and analytics capabilities for fixed-income securities;

•                 Building capabilities in multi-asset and goals-based investing;

•                 Working with our clients to reduce costs by providing bundled solutions, efficient workflow solutions, and business intelligence;

•                 Helping investors evaluate portfolios based on environmental, social, and governance (ESG) factors, which have been a growing area of interest for many investors, both active and passive; and

•                 Adding coverage on the private capital markets, including venture capital, private equity, and mergers and acquisitions, following the PitchBook acquisition.

More broadly, we believe many investor needs will remain the same despite the type of vehicle used. Whether investors use active, passive, or both, they will still need information to help them with asset allocation, portfolio construction, portfolio monitoring, and understanding the behavioral aspects of successful investing. We believe all of these initiatives should help Morningstar remain relevant even as investor preferences and fund flows change over time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: February 3, 2017	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer